UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2006

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-29709	23-3028464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(215) 256-8828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On January 25, 2006, Harleysville Savings Financial Corporation (the "Company") issued a press release announcing its results of operations for the quarter ended December 31, 2005. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

This information, including the press release filed as Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 25, 2006, Harleysville Savings Financial Corporation announced that Edward J. Molnar will retire from his position as Chief Executive Officer of the Company and Harleysville Saving Bank (the "Bank") effective January 24, 2007. Mr. Molnar will continue to serve as Chairman and as a member of the Board of Directors. A copy of the press release announcing Mr. Molnar's retirement is filed herewith as Exhibit 99.2 and is incorporated herein by reference thereto. The Company and the Bank have appointed Mr. Ronald B. Geib to succeed Mr. Molnar as Chief Executive Officer to be effective as of January 24, 2007. Mr. Geib (age 51) has served as President and Chief Operating Officer of the Company and the Bank since November 2002. Mr. Geib previously served as the Company's Executive Vice President and Chief Operating Officer from 1999 to November 2002 and as the Bank’s Executive Vice President and Chief Operating Officer from September 1999 to November 2002.

Item 9.01     Financial Statements and Exhibits

    (a)     Not applicable.

    (b)     Not applicable.

    (c)     Not applicable.

    (d)     The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Press Release, dated January 25, 2006
99.2	Press Release, dated January 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harleysville Savings Financial Corporation

Date: January 26, 2006	By:	/s/ Brendan J. McGill
		Name:	Brendan J. McGill
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 25, 2006
99.2	Press Release dated January 25, 2006